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Berenbaum, Weinshienk & Eason P. C. Attorneys at Law                                                              Facsimile: 303/629-7610

Exhibit 5.1

May 26, 2006

KFx Inc. 55 Madison Street, Suite 500 Denver, Colorado 80206

RE: Registration Statement on Form S-3 Registration No. 333-131426

Ladies and Gentlemen:

We have acted as counsel for KFx Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration of 3,102,427 shares of common stock of the Company, par value $0.001 per share ( the “Shares”), to be sold from time to time by the stockholders of the Company named under the caption “Selling Stockholders” in the above referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof; (ii) resolutions adopted by the Board of Directors of the Company (the Board of Directors, or to the extent permitted by Section 141 of the Delaware General Corporation Law (the “DGCL”), a duly constituted and acting committee thereof, being referred to herein as the “Board”); (iii) the Registration Statement and the related form of Prospectus and Prospectus Supplement in the form in which it was transmitted to the Commission under the Securities Act; and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each

Berenbaum, Weinshienk & Eason P. C.

KFx Inc.
May 26, 2006

person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), are effective and comply with all applicable laws; and (vii) one or more prospectus supplements have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

Our opinion expressed above is limited to the federal laws of the United States of America, the laws of the State of Colorado and the Delaware General Corporation Law. We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the Delaware General Corporation Law are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statues and provisions.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

This opinion is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ BERENBAUM, WEINSHIENK & EASON, P.C.

Berenbaum, Weinshienk & Eason, P.C.